Exhibit 1.1
Execution Copy

METROPCS WIRELESS, INC.
THE GUARANTORS NAMED ON SCHEDULE I HERETO
$550,000,000
9 1/4% Senior Notes due 2014
Purchase Agreement
January 14, 2009
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
HSBC SECURITIES (USA) INC.

METROPCS WIRELESS, INC.
$550,000,000
9 1/4% Senior Notes due 2014
PURCHASE AGREEMENT
January 14, 2009
New York, New York
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
HSBC SECURITIES (USA) INC.
c/o J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017
Ladies & Gentlemen:
     MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities Inc., Banc of America Securities LLC and HSBC Securities (USA) Inc. (each an “Initial Purchaser” and together, the “Initial Purchasers”) $550,000,000 in aggregate principal amount of 9 1/4% Senior Notes due 2014 (the “Initial Notes”), subject to the terms and conditions set forth herein.
     1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $550,000,000 in aggregate principal amount of the Initial Notes. The Initial Notes and the Exchange Notes (as defined below) are collectively referred to herein as the “Notes.” The Notes will (i) have the terms and provisions that are described in the Offering Memorandum (as defined below) under the heading “Description of Notes” and such other terms as are customary for notes of the kind offered and mutually agreed between the parties and (ii) be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
     The Initial Purchasers and other holders (including the direct and indirect transferees of the Initial Notes) of the Initial Notes will be entitled to the benefits of the exchange and registration rights agreement, to be dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), among the Company, the Guarantors (as defined below) and the Initial Purchasers, in the form attached hereto as Exhibit A, for so long as such Initial Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the terms and conditions of the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, under certain limited circumstances as described therein to (i) file (A) a registration statement (the “Registration Statement”) on the appropriate form with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), registering a new series of 9 1/4% Senior Notes due 2014 (the “Exchange Notes”) identical in all material respects to the Initial Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Initial Notes (the “Exchange Offer”) and (B) under certain circumstances specified in the Registration Rights Agreement, file a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) and (ii) use their commercially reasonable efforts to cause the Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and to consummate the Exchange Offer as provided in the Registration Rights Agreement.
     The sale of the Initial Notes and the Guarantees (as defined below) to the Initial Purchasers (the “Offering”) will be made without registration under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.
     In connection with the sale of the Securities (as defined below), the Company prepared a preliminary offering memorandum, dated January 14, 2009 (the “Preliminary Offering Memorandum”), and has prepared a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Company, MetroPCS Communications, Inc., a Delaware corporation (“Parent”), MetroPCS, Inc., a Delaware corporation (“HoldCo”), the Subsidiaries (as defined below), Royal Street (as defined below), the Securities (as defined below), the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below), and any material developments relating to the Company and the Guarantors occurring after the date of the most recent financial statements included or incorporated by reference therein. The Preliminary Offering Memorandum and the Offering Memorandum incorporate by reference Parent’s (i) Annual Report on Form 10-K for the year ended December 31, 2007 (excluding the information incorporated by reference to Parent’s Definitive Proxy Statement filed on April 28, 2008, other than sections of such Proxy Statement entitled “Executive Management,” “Corporate Governance” and “Transactions with Related Persons and Approval”), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; June 30, 2008 and September 30, 2008, (iii) Current Reports on Form 8-K filed with the Commission on January 10, 2008; February 8, 2008; March 7, 2008; March 13, 2008; March 26, 2008; March 31, 2008; June 25, 2008; July 1, 2008; July 3, 2008; September 19, 2008; September 29, 2008; October 6, 2008; November 13, 2008 and January 8, 2009 and (iv) any future filings made by the Company with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) (excluding any portions thereof that are deemed to be furnished and not filed), through the date on which the Initial Purchasers have sold all of the Initial Notes to Eligible Purchasers (all such information listed in clauses (i) through (iv) is referred to herein as the “Incorporated Information”). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Information. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Initial Notes by the Initial Purchasers.

     The Company understands that the Initial Purchasers propose to make an offering of the Initial Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Offering Memorandum, as amended or supplemented, and Sections 4 and 5 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to (i) persons in the United States whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A, and (ii) certain persons outside the United States in reliance on Regulation S (“Regulation S”) under the Securities Act (each, a “Reg S Investor”). The QIBs and the Reg S Investors are collectively referred to herein as the “Eligible Purchasers.” The Initial Purchasers will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 89.500% of the principal amount thereof. Such price may be changed by the Initial Purchasers at any time without notice.
     The payment of principal of, premium and liquidated damages, if any, and interest on the Initial Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Parent, (ii) HoldCo, (iii) each of the Company’s Subsidiaries listed in Schedule I hereto, and (iv) any subsidiary of the Company or Parent formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent, HoldCo and the Subsidiaries of the Company or Parent referred to in (iii) and (iv) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”
     This Agreement, the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Offering Documents.” Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Offering Memorandum, and if not defined therein, in the Indenture.
     2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally and as of the date hereof, represent and warrant to, and agree with, the Initial Purchasers that:
          (a) (i) The Preliminary Offering Memorandum as of its date did not, (ii) the Preliminary Offering Memorandum, as supplemented by the information and documents listed in Schedule II hereto (the “Pricing Supplement”) (the Preliminary Offering Memorandum and the Pricing Supplement taken together, the “Disclosure Package”), as of the Applicable Time (as defined below) does not, (iii) the Offering Memorandum as of its date does not, and as of the Closing Date will not and (iv) any supplement or amendment to any of the documents referenced in clauses (i) through (iii) above does not as of its respective date and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum (or any supplement or amendment thereto, including the Pricing Supplement) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company and the Guarantors in writing by the Initial Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the information described as such in Section 11 hereof. For purposes of this Agreement, the “Applicable Time” is 4:00 p.m., New York City time on the date of this Agreement. Any reference herein to the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum shall be deemed to refer to and include (i) all documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum, as the case may be, through the date on which the Initial Purchasers have sold all of the Initial Notes to Eligible Purchasers and (ii) any Additional Issuer Information (as defined in Section 6(i) hereof) furnished by the Company prior to the completion of the distribution of the Initial Notes; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act.
          (b) The Disclosure Package and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchasers in connection with the Offering.
          (c) (intentionally omitted).
          (d) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, except as disclosed in the Disclosure Package and the Offering Memorandum, neither Parent, Royal Street Communications, LLC and its subsidiaries (“Royal Street”) nor any Subsidiary (as defined below) has declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change in the capital stock or the long-term debt, or material increase in the short-term debt (other than under the current portion of capital leases and the Second Amended and Restated Credit Agreement executed on December 15, 2005 as of December 22, 2004, by and between the Company and Royal Street Communications, LLC, as amended (the “Royal Street Credit Agreement”)), of Parent, Royal Street or any Subsidiary from that set forth in the Disclosure Package and the Offering Memorandum, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, assets, financial condition, results of operations or properties of Parent, Royal Street and the Subsidiaries (as defined below), taken as a whole or (ii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents. Since the date of the latest balance sheet included or incorporated by reference in the Disclosure Package and the Offering Memorandum, neither Parent nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which is material to Parent, Royal Street and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Disclosure Package and the Offering Memorandum and purchase transactions,

Royal Street loans under the Royal Street Credit Agreement and capital leases in the ordinary course of business.
          (e) Parent and each Subsidiary (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Disclosure Package and the Offering Memorandum, and to own, lease and operate its respective properties and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of Parent, Royal Street and the Subsidiaries, taken as a whole, (B) the long-term debt or capital stock of Parent, Royal Street or any Subsidiary, (C) the issuance or marketability of the Notes or (D) the validity of this Agreement or any other Offering Document or the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).
          (f) The subsidiaries listed on Exhibit B (collectively, the “Subsidiaries” and individually, a “Subsidiary”) are the only “subsidiaries” of Parent (within the meaning of Rule 405 under the Securities Act) other than Royal Street, in which Parent indirectly holds an 85% non-controlling interest. Except for the Subsidiaries or as otherwise disclosed in the Disclosure Package and the Offering Memorandum, Parent does not hold ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by Parent, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except (1) for any such security interests, claims, liens, limitations on voting rights or encumbrances as would (a) constitute “Permitted Liens” (“Permitted Liens”) as defined in the section of the Disclosure Package and the Offering Memorandum entitled “Description of Notes” (the “DoN”) or (b) be immaterial to the business, assets, financial condition, results of operations or properties of Parent and the Subsidiaries taken as a whole, or (2) any restrictions on transfer under applicable federal or state securities laws.
          (g) Except as disclosed in the Disclosure Package and the Offering Memorandum, no Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in the Subsidiaries (any “Relevant Security”). All of the issued and outstanding shares of capital stock of Parent are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from Parent or any Subsidiary any Relevant Security of Parent or any Subsidiary, except for such violations which would not reasonably be expected to result in a Material Adverse Effect.
          (h) When the Initial Notes and the Guarantees thereof are issued and delivered pursuant to this Agreement, no securities of Parent or any Subsidiary will be (i) of the same class (within the meaning of Rule 144A) as the Initial Notes and the Guarantees thereof and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system.
          (i) The Company and each of the Guarantors has the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Offering Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or limited liability company power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein.
          (j) The Initial Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will be duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”). The Initial Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum. At the Closing Date, the Initial Notes will be in the form contemplated by the Indenture.
          (k) The Guarantees of the Initial Notes have been duly and validly authorized by each of the Guarantors for issuance to the Initial Purchasers pursuant to this Agreement and, when executed by the respective Guarantors in accordance with the provisions of the Indenture and when delivered to the Initial Purchasers in accordance with the terms hereof and thereof, and when the Initial Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Guarantees of the Initial Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.
          (l) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Exchange Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.
          (m) The Guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when executed by the respective Guarantors and when delivered in accordance with the provisions of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Guarantees of the Exchange Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.
          (n) The Indenture has been duly and validly authorized by the Company and each of the Guarantors, and when duly executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
          (o) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum.
          (p) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.
          (q) Neither Parent nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of Parent or any Subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Disclosure Package and the Offering Memorandum.
          (r) None of (i) the execution, delivery and performance by the Company and each Guarantor of this Agreement and consummation of the transactions contemplated by the Offering Documents to which each of them, respectively, is a party, (ii) the issuance and sale of the Initial Notes, the issuance of the Exchange Notes, and the issuance of the Guarantees or (iii) the consummation by Parent and the Subsidiaries of the transactions described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of Parent or any Subsidiary, or an acceleration of any Indebtedness (as defined in the DoN) of Parent or any Subsidiary pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of Parent or any Subsidiary, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which Parent or any Subsidiary is a party or by which Parent or any Subsidiary or their respective properties, operations or assets is or may be bound or (C) assuming the representations of the Initial Purchasers contained herein are true and correct, any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (x) in the case of the Registration Rights Agreement, consents and approvals that will be obtained and made under the Securities Act, the Trust Indenture Act, and state securities or blue sky laws and regulations, and (y) (in the case of clauses (B) and (C) above) as would not reasonably be expected to have a Material Adverse Effect.
          (s) Each of Parent and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Disclosure Package and the Offering Memorandum, and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Offering Memorandum, neither Parent nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to Parent or any Subsidiary, would reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any Consent. Except as disclosed in the Disclosure Package and the Offering Memorandum, each of Parent and each Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

          (t) After giving effect to the transactions contemplated by each of the Offering Memorandum and the Offering Documents, no Consent is required for (i) the execution, delivery and performance by each of the Company and the Guarantors of this Agreement or consummation of the Offering, the Exchange Offer and the other transactions contemplated by the Offering Documents to which each of them, respectively, is a party or (ii) the issuance, sale and delivery of the Initial Notes (and the issuance of the Exchange Notes in connection with the Exchange Offer), and the issuance of the Guarantees, except such Consents as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Securities Act, the Trust Indenture Act, and state securities or blue sky laws and regulations) and that the Commission must declare the Registration Statement effective, if required pursuant to the Registration Rights Agreement, except where the failure to obtain such Consent would not reasonably be expected to have a Material Adverse Effect.
          (u) Except as disclosed in the Disclosure Package and the Offering Memorandum, there is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending, domestic or foreign, to which Parent, any Subsidiary or, to Parent’s knowledge, Royal Street, is a party or of which the business, property, operations or assets of Parent or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is subject or to which the business, property, operations or assets of Parent or any Subsidiary is or may be subject which, if determined adversely to Parent or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; and to Parent’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.
          (v) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Offering Documents, including, without limitation, the Exchange Offer.
          (w) (i) To Parent’s knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Disclosure Package or the Offering Memorandum or any amendment or supplement thereto, (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Initial Notes or the Guarantees in any jurisdiction referred to in Section 6(e) hereof, (iii) every request of any securities authority or agency of any jurisdiction for additional information relating to the issuance of the Notes or Guarantees or the sale of the Initial Notes has been complied with in all material respects and (iv) no order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to Parent’s knowledge, is contemplated.
          (x) There is (i) no material unfair labor practice complaint pending against Parent or any Subsidiary nor, to Parent’s knowledge, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any Subsidiary or, to Parent’s knowledge, threatened against any of them, (ii) no material strike, labor dispute, slowdown, or stoppage pending against Parent or any Subsidiary nor, to Parent’s knowledge, threatened against any of them, (iii) no material labor disturbance by the employees of Parent or any Subsidiary or, to Parent’s knowledge, no such disturbance is imminent and (iv) no union representation petition has been submitted to Parent or any Subsidiary. To Parent’s knowledge, no collective bargaining organizing activities are taking place with respect to Parent or any Subsidiary. Neither Parent nor any Subsidiary has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that would not reasonably be expected to have a Material Adverse Effect.
          (y) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which Parent or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which Parent or any Subsidiary would have any liability is in compliance with its terms and applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; neither Parent nor any Subsidiary has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA); and each plan for which Parent or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, its related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The execution and delivery of this Agreement, the other Offering Documents and the sale of the Securities to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Disclosure Package and the Offering Memorandum under the caption “Notice to Investors.”
          (z) None of Parent or any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (aa) There is no alleged liability, or to Parent’s knowledge, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of Parent or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by Parent or any Subsidiary, as the case may be or (ii) any violation or alleged violation of any Environmental Laws, other than as disclosed in the Disclosure Package and the Offering Memorandum and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.
          (bb) (intentionally omitted).
          (cc) Parent, Royal Street and the Subsidiaries own or lease all such properties as are reasonably necessary to the conduct of the businesses of Parent, Royal Street and the Subsidiaries as presently operated as described in the Disclosure Package and the Offering Memorandum. Parent, Royal Street and the Subsidiaries have (i) good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens, Liens under the Second Amended and Restated Credit Agreement executed on December 15, 2005 as of December 22, 2004, by and between Company and Royal Street Communications, LLC, as amended, the Amended and Restated Security Agreement executed on December 15, 2005 as of December 22, 2004, between Royal Street Communications, LLC and the Company and the Amended and Restated Pledge Agreement executed on December 15, 2005 as of December 22, 2004 between Royal Street Communications, LLC and the Company, and except such as are described in the Disclosure Package and the Offering Memorandum or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by Parent, Royal Street and the Subsidiaries and (ii) peaceful and undisturbed possession of any material real property and buildings held under lease or sublease by Parent, Royal Street and the Subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, (including, to Parent’s knowledge, defaults by the landlord) with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by Parent, Royal Street and the Subsidiaries. Neither Parent nor any Subsidiary, nor to Parent’s knowledge Royal Street, has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by Parent, Royal Street or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.
          (dd) Parent and each Subsidiary (i) owns or possesses right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Disclosure Package and the Offering Memorandum, except where the failure to own or possess would not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others (except for such right, or claimed right pursuant to the Amended and Restated Credit Agreement, dated as of February 20, 2007, among the Company, as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and syndication agent, J.P. Morgan Securities Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner (the “Credit Agreement”) or as disclosed in the Disclosure Package and the Offering Memorandum). Except as disclosed in the Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect, to Parent’s knowledge, there is no infringement by third parties of any Intellectual Property of Parent or any Subsidiary; except as disclosed in the Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to Parent’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights in or to any Intellectual Property of Parent or any Subsidiary; and except as disclosed in the Disclosure Package and the Offering Memorandum, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to Parent’s knowledge, threatened action, suit, proceeding or claim by others that Parent or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.
          (ee) Parent and each Subsidiary has, in all material respects, accurately prepared and timely filed all federal, and all material state, foreign and other tax returns that are required to be filed by it and has paid or made provision (to the extent required by U.S. GAAP) for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which Parent or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No material deficiency assessment with respect to a proposed adjustment of Parent or any Subsidiary’s federal, state, local or foreign taxes is pending or, to Parent’s knowledge, threatened. The accruals and reserves on the books and records of Parent and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects (in accordance with U.S. GAAP) to meet any assessments and related liabilities for any such period and, since December 31, 2007, Parent and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of Parent or any Subsidiary, except such liens as would not reasonably be expected to have a Material Adverse Effect.
          (ff) Parent, the Subsidiaries and, to the Parent’s knowledge after due inquiry, Royal Street maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (gg) Parent is not aware of any existing material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Offering Memorandum, there has been no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, Parent’s internal control over financial reporting.
          (hh) Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to Parent and its Subsidiaries is disclosed to Parent’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2007, such disclosure controls and procedures are effective.
          (ii) Parent maintains insurance in such amounts and covering such risks as Parent reasonably considers adequate for the conduct of Parent and each Subsidiary’s businesses and the value of Parent’s and each Subsidiary’s properties and as is customary for publicly held companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by Parent or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Parent reasonably believes that Parent and each Subsidiary will be able to renew their respective existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
          (jj) Parent has in effect insurance covering its directors and officers as is customary for similarly-sized publicly held companies engaged in similar businesses in similar industries for liabilities or losses arising in connection with the Offering, except where the failure to have such coverage would not reasonably be expected to have a Material Adverse Effect.

          (kk) Except as disclosed in the Disclosure Package and the Offering Memorandum, no relationship, direct or indirect, exists between or among Parent, any Subsidiary or any affiliate of the Company, on the one hand, and any director, executive officer or security holder (or any immediate family member of such director, executive officer or security holder), of Parent, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Disclosure Package and the Offering Memorandum if the Disclosure Package and the Offering Memorandum were prospectuses included in registration statements on Form S-1 filed with the Commission. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Parent to or for the benefit of any of the executive officers or directors of the Company or Parent or any of their respective family members. Parent has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Parent.
          (ll) Parent, each Subsidiary, and to Parent’s knowledge Royal Street, is not now and, after sale of the Initial Notes as contemplated hereunder and application of the net proceeds of such sale as described in the Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds,” will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
          (mm) Except as described in the Disclosure Package and the Offering Memorandum, no holder of any Relevant Security of Parent or any Subsidiary, or to Parent’s knowledge Royal Street, has any rights to require registration of any Relevant Security by reason of the execution by the Company or any of the Guarantors of this Agreement or any other Offering Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.
          (nn) None of Parent, any Subsidiary, or any affiliate of the Company (within the meaning of Rule 144 under the Securities Act) has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of Parent or any Subsidiary to facilitate the sale or resale of the Initial Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Initial Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Parent or any Subsidiary.
          (oo) None of Parent or any Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer and sale of the Securities or in connection with Exempt Resales of the Securities, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Initial Notes and the Guarantees to the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum nor (ii) the Exempt Resales requires registration under the Securities Act and prior to the effectiveness of any Registration Statement, the Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by Parent or any Subsidiary within the six-month period immediately prior to the date hereof.
          (pp) The financial information and statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Disclosure Package and the Offering Memorandum present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of Parent and its consolidated subsidiaries in all material respects; except as otherwise stated in the Disclosure Package and the Offering Memorandum, said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved in all material respects; and the supporting schedules included or incorporated by reference in the Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein in all material respects. The other financial and statistical information included or incorporated by reference in the Disclosure Package and the Offering Memorandum derived from the historical, pro forma and as adjusted financial information and statements, present fairly the information included therein in all material respects and have been prepared on a basis consistent with that of the financial statements, historical, pro forma and as adjusted financial information and statements, that are included or incorporated by reference in the Disclosure Package and the Offering Memorandum and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of Parent.
          (qq) Deloitte & Touche LLP, who have certified or will certify the financial statements and supporting schedules and information of Parent and its subsidiaries included or to be included as part of the Disclosure Package and the Offering Memorandum for the fiscal years ended December 31, 2005, 2006 and 2007, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.
          (rr) (intentionally omitted).
          (ss) The statistical, industry-related and market-related data included in the Disclosure Package and the Offering Memorandum are based on or derived from sources which the Company and the Guarantors reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived in all material respects.
          (tt) Each of (i) the Preliminary Offering Memorandum as of its date, (ii) the Disclosure Package as of the Applicable Time, (iii) the Offering Memorandum as of its date and as of the Closing Date and (iv) each amendment or supplement to any of the documents referenced in (i), (ii) or (iii), in each case, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.
          (uu) Assuming the accuracy of the representations of the Initial Purchasers contained in this Agreement, the sale of the Initial Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
          (vv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Disclosure Package and the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (the “Regulations”) and neither Parent nor any Subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Initial Notes and the Guarantees to violate the Regulations.
          (ww) Neither the Company nor any Guarantor is, nor will any of them be, after giving effect to the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their respective businesses as proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company and each Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.
          (xx) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Initial Notes and the Guarantees.
          (yy) Except as described in the Disclosure Package and the Offering Memorandum, none of Parent or any of the Subsidiaries is in default under any of the Offering Documents or any of the contracts described in the Disclosure Package and the Offering Memorandum, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.
          (zz) (intentionally omitted).

          (aaa) Neither Parent nor any Subsidiary has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Initial Notes, will distribute any material in connection with the offering and sale of the Initial Notes other than the Disclosure Package, the Offering Memorandum or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Securities Act or the FMSA) and approved by the Initial Purchasers, such approval not to be unreasonably withheld or delayed.
          (bbb) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have not engaged and will not engage in any directed selling efforts, within the meaning of Regulation S, with respect to the Initial Notes, and have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Notes outside the United States and, in connection therewith, the Disclosure Package and the Offering Memorandum will contain the disclosure required by Rule 902(g)(2) under the Securities Act.
          (ccc) Each of the Company and the Guarantors is a “reporting issuer”, as defined in Rule 902 under the Securities Act.
          (ddd) Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. Parent’s common stock, par value $0.0001 per share (the “Common Stock”), is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.
          (eee) Since the date of effectiveness of its registration statement on Form 10 (Registration No. 000-50869), Parent has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act.
          (fff) Parent is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act, and is taking commercially reasonable steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.
          Any certificate signed by or on behalf of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.
     Each of the Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof,

counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     3. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Company and the Guarantors and agrees that:
          (a) it is a QIB and an accredited investor within the meaning of Rule 501(a) under the Securities Act;
          (b) such Initial Purchaser acknowledges that the Initial Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;
          (c) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Initial Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;
          (d) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Initial Notes other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Schedule II or Schedule III or prepared pursuant to Section 2(a) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Initial Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum; and
          (e) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Initial Notes as part of their initial offering except:
     (i) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Initial Notes is aware that such sale is being made in reliance on Rule 144A; or
     (ii) in accordance with the restrictions set forth in Schedule IV hereto.

          The Initial Purchasers acknowledge that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     4. Purchase, Sale and Delivery.
          (a) On the basis of the representations, warranties, covenants and agreements contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amount of Initial Notes set forth opposite the name of such Initial Purchaser on Exhibit C. In the event that any Initial Purchaser fails to purchase all of its portion of the Initial Notes, the remaining Initial Purchasers shall be subject to the obligations set forth in Section 13(e) hereof. The purchase price for the Initial Notes will be $875.50 per $1,000 principal amount of Initial Notes.
          (b) On the Closing Date, the Company shall deliver to the Initial Purchasers, in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, one or more Initial Notes in definitive global form (the “Global Notes”), registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Initial Notes sold against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. Such delivery of and payment for the Initial Notes shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on January 20, 2009 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” The Global Notes shall be made available to the Initial Purchasers for inspection not later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date.
     5. Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.
     6. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the Initial Purchasers that:
          (a) The Company and the Guarantors shall advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, upon the Company or any Guarantor becoming aware (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes or the related Guarantees for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Disclosure Package or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Disclosure Package or the Offering Memorandum in order to make the Disclosure Package or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The Company and the Guarantors shall use their respective commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes or the related Guarantees under any state securities or blue sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Notes or the related Guarantees under any state securities or blue sky laws, the Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (b) The Company and the Guarantors shall, without charge, during the period referred to in paragraph (c) below, provide to the Initial Purchasers and to counsel to the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated therein by reference, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales. The Initial Purchasers may not use any written materials other than the Preliminary Offering Memorandum, the Offering Memorandum, the Free Writing Offering Document and one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, unless such material would not violate applicable laws.
          (c) Neither the Company nor any Guarantor will amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto during such period as, in the opinion of counsel for the Initial Purchasers, the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Initial Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent. The Company and the Guarantors shall promptly, upon the request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market making activities.
          (d) If, during the period referred to in 6(c) above, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make such Preliminary Offering Memorandum or Offering Memorandum not materially misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if for any other reason it shall be necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable laws, rules or regulations, the Company and the Guarantors shall (subject to Section 6(c) hereof) forthwith amend or supplement such Preliminary Offering Memorandum or Offering Memorandum at its own expense so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with all applicable laws, rules or regulations. The Company and the Guarantors shall supply any amendment or supplemented Offering Memorandum to the Initial Purchasers in such quantities as the Initial Purchasers may reasonably request. From the time the Company notifies the Initial Purchasers that any such amendment or modification is necessary until the amendment or modification is made, the Initial Purchasers shall cease use of the Preliminary Offering Memorandum or the Offering Memorandum, as applicable.
          (e) The Company and the Guarantors shall reasonably cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Initial Notes and the Guarantees thereof for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales, but in no event longer than 365 days from the Closing Date; provided, however, that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales.
          (f) The Company shall apply the net proceeds from the sale of the Initial Notes in the manner set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum.
          (g) (intentionally omitted).
          (h) None of the Company, the Guarantors or any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) will sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Initial Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.
          (i) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), for the benefit of holders from time to time of Initial Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Initial Notes and prospective purchasers of the Initial Notes, information (the “Additional Issuer Information”) specified in Rule 144A(d)(4)

under the Securities Act, unless the Company and the Guarantors are then subject to Section 13 or 15(d) of the Exchange Act.
          (j) The Company and the Guarantors shall use all commercially reasonable efforts to (i) permit the Notes to be included for quotation on The PORTALSM Market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.
          (k) During any period that they are not subject to the reporting requirements of the Exchange Act, but in no event longer than two years from the Closing Date, the Company and the Guarantors shall deliver without charge to the Initial Purchasers (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company or any Guarantor may be listed (including without limitation, press releases) other than materials filed with the Commission or posted to intralinks.com and (ii) from time to time such other information concerning Parent and the Subsidiaries as the Initial Purchasers may reasonably request in writing.
          (l) The Company and the Guarantors shall not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Notes, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities and the Exchange Securities contemplated hereby. Except as permitted by the Securities Act, neither the Company nor any Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Securities.
          (m) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144 under the Securities Act, the Company and the Guarantors shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
          (n) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company and the Guarantors shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or the Exchange Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
          (o) Prior to the Closing Date, the Company and the Guarantors shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to issue any press release or other communications, directly or indirectly, or hold any press conference with respect to the issuance of the Initial Notes, Parent or any Subsidiary, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of Parent or any Subsidiary, without the prior consent of the Initial Purchasers, such consent not to be unreasonably withheld or delayed.
          (p) Without the prior consent of the Initial Purchasers, which consent may not be unreasonably withheld, the Company and the Guarantors shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to make any offer relating to the Initial Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act) as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”); any such Free Writing Offering Document the use of which has been consented to by the Initial Purchasers is listed on Schedule III hereto; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document would conflict with the information in the Preliminary Offering Memorandum or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Initial Purchasers and, if requested by the Initial Purchasers, will prepare and furnish without charge to the Initial Purchasers a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
          (q) During the period from the date hereof through and including the date that is ninety (90) days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a maturity date of more than one year from the date of sale.
     7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 13 hereof or otherwise), the Company and the Guarantors hereby jointly and severally agree to pay all costs and expenses incident to the performance of their respective obligations hereunder, including the following: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the Initial Notes and the Guarantees endorsed thereon to the Initial Purchasers; (iv) the registration or qualification of the Initial Notes and the related Guarantees for offer and sale under the securities or blue sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final blue sky memorandum, and the reasonable fees and disbursements of outside counsel to the Initial Purchasers relating to such registration or qualification); (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Initial Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Initial

Notes, including any stamp taxes in connection with the original issuance and sale of the Notes and Trustee’s fees; (vii) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel (including local and special counsel, if any) and accountants; (viii) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental blue sky memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Initial Notes; (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Notes by DTC for “book-entry” transfer; (x) any fees charged by investment rating agencies for the rating of the Initial Notes; (xi) the fees and expenses of the Trustee and its outside counsel; (xii) all expenses incurred in connection with the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Offering Documents; (xiii) the transportation and other “roadshow” expenses incurred by or on behalf of the Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiv) all expenses and listing fees incurred by the Company, the Guarantors or the Initial Purchasers in connection with the application for quotation of the Initial Notes on The PORTALSM Market.
     8. Indemnification and Contribution.
          (a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable outside legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other information contained in the Disclosure Package, any Additional Issuer Information or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.
          (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, any of the other information contained in the Disclosure Package, any Additional Issuer

Information or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of such information identified in Section 11 hereto.
          (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case in this clause (iv), the Indemnifying Person’s obligations shall be for reasonable outside counsel fees and expenses. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such

Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Initial Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Initial Notes and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Initial Notes. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable outside counsel fees or expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

          (f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     9. [Intentionally Omitted].
     10. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 10 of any material misstatement or omissions and to the satisfaction of the following additional conditions unless waived in writing by the Initial Purchasers:
          (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and each Guarantor shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.
          (b) The Offering Memorandum shall have been distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day that is two business days following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree.
          (c) No stop order suspending the qualification or exemption from qualification of the Initial Notes or the Guarantees thereof in any jurisdiction referred to in Section 6(e) hereof shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
          (d) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company, the Guarantors, or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents. No stop order shall have been issued preventing the use of the Preliminary Offering Memorandum, any Free Writing Offering Document, the Offering Memorandum, or any amendment or supplement thereto.
          (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company and each Guarantor (in their respective capacities as such), in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b) and (c) of this Section 10 and that, as of the Closing Date, the obligations of the Company and such Guarantor, as the case may be, to be performed hereunder on or prior thereto have been duly performed.
          (f) The Initial Purchasers shall have received on the Closing Date:
     (i) an opinion, dated the Closing Date, of Baker Botts, LLP, counsel for the Company and the Guarantors, in the form set forth in Exhibit D hereto.
     (ii) an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, of Paul, Hastings, Janofsky & Walker LLP, federal communications regulatory counsel for the Company and the Guarantors, to the effect set forth in Exhibit E hereto.
     (iii) an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, of Patton Boggs, LLP, counsel for Royal Street, to the effect set forth in Exhibit F hereto.
     (iv) an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, relating to this Agreement and such other related matters as the Initial Purchasers may require.
          (g) Deloitte & Touche LLP, an independent registered public accounting firm for the Company and the Guarantors, shall deliver to the Initial Purchasers three customary “comfort” letters addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to the financial statements and certain financial information of Parent and Parent’s subsidiaries contained in the Preliminary Offering Memorandum and the Offering Memorandum and/or incorporated therein by reference as follows: (i) with respect to the Preliminary Offering Memorandum on the date of the Offering Memorandum, (ii) with respect to the Offering Memorandum on the date of the Offering Memorandum and (iii) with respect to the Offering Memorandum on the Closing Date.
          (h) The Initial Purchasers and Latham & Watkins LLP, counsel to the Initial Purchasers, shall have been furnished with such information, certificates and documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.
          (i) The Company and the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Initial Notes and the Guarantees thereof shall have been duly executed and delivered by the Company and the Guarantors, and the Initial Notes shall have been duly authenticated by the Trustee.

          (j) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof, and such agreement shall be in full force and effect.
          (k) On or after the date hereof (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
          (l) The Notes shall have been approved for trading on The PORTALSM Market.
          (m) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.
          (n) All opinions, certificates, letters, schedules, documents or instruments to be delivered pursuant to this Section 10 by the Company and the Guarantors but not otherwise identified in subsections (a) through (m) above will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel to the Initial Purchasers. The Company and the Guarantors shall furnish the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.
     11. Initial Purchasers’ Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Initial Notes set forth in the seventh and ninth paragraphs and the fifth sentence of the tenth paragraph under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only written information relating to the Initial Purchasers furnished to the Company and the Guarantors by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof.

     12. Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements, indemnities and other statements of the Company and the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their respective officers of directors, the Initial Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Initial Notes to and by the Initial Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Guarantors, the Initial Purchasers and the indemnified parties referred to in Section 8 hereof. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7, 8, 12 and 13(d) shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.
     13. Effective Date of Agreement; Termination.
          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
          (b) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company from the Initial Purchasers, without liability (other than with respect to Section 8 hereof) on the Initial Purchasers’ part to the Company or any Guarantor in the event that the Company or any Guarantors have failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 10 hereof is not fulfilled when and as required or has not been waived, or if:
     (i) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Disclosure Package in the financial condition, business, properties, assets, prospects, results of operations or properties of Parent and its subsidiaries, taken as a whole, other than as set forth in the Disclosure Package and the Offering Memorandum;
     (ii) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company’s or any Guarantor’s securities or for securities in general;
     (iii) trading in securities generally on the New York Stock Exchange or over-the-counter market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or over-the-counter market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

     (iv) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred;
     (v) (A) there shall have occurred any material outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the Initial Purchasers’ judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Securities, on the terms and in the manner contemplated hereby and in the Disclosure Package and the Offering Memorandum;
     (vi) any debt securities of the Company or any Guarantor shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act; or
     (vii) trading of any securities issued or guaranteed by the Company or any Guarantors shall have been suspended on any exchange or over-the-counter market.
          (c) Any notice of termination pursuant to this Section 13 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.
          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to clauses (ii) through (v) of Section 13(b)), or if the sale of the Initial Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantors will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable and actual out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers’ outside counsel), incurred by the Initial Purchasers in connection herewith.
          (e) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Initial Notes that it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Initial Notes that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion that the principal amount of the Initial Notes set forth opposite its name in Exhibit C bears to the aggregate principal amount of the Initial Notes that all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as J.P. Morgan Securities Inc. may specify, to purchase the Initial Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Initial Notes that any Initial Purchaser has agreed to purchase pursuant to Section 4 hereof be increased pursuant to this Section 13 by an amount in excess of one-tenth of such principal amount of the Initial Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Initial Notes and the aggregate principal amount of the Initial Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Initial Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company, except that the provisions of Section 8 hereof shall at all times be effective and shall survive such termination. In any such case that does not result in termination of this Agreement, either J.P. Morgan Securities Inc. or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.
     14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Syndicated and Leveraged Finance Group, and with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022, Attention: Marc D. Jaffe, Esq. If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to MetroPCS Wireless, Inc., 2250 Lakeside Boulevard, Richardson, Texas 75082, Attention: Executive Vice President, General Counsel and Secretary, and with a copy to Baker Botts, LLP, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Andrew M. Baker.
     15. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Company, the Guarantors and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 8 hereof shall also be for the benefit of the controlling persons and agents referred to in Section 8 hereof and (ii) the indemnities of the Initial Purchasers contained in Section 8 hereof shall also be for the benefit of the directors of the Company and the Guarantors, and their respective officers, employees and agents and any controlling person or persons referred to in Sections 8 hereof. No purchaser of Initial Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.
     16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, any Guarantor or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, any Guarantor or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company, any Guarantor or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company, each Guarantor and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Guarantors or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Guarantor in any case shall entitle the Company or any Guarantor to any other or further notice or demand in similar or other circumstances.
     17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.
     18. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
     19. Contractual Relationship. The Company and the Guarantors hereby acknowledge and agree that (a) the purchase and sale of the Initial Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, (b) each Initial Purchaser is acting solely as a principal and not as the agent or fiduciary of the Company or the Guarantors with respect to the sale of the Initial Notes contemplated hereby, (c) each Initial Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the sale of the Initial Notes contemplated hereby (irrespective of whether the Initial Purchasers have advised or are currently advising the Company or the Guarantors on other matters) and (d) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deem appropriate. The Company and the Guarantors agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Company or the Guarantors in connection with the sale of the Initial Notes contemplated hereby or the process leading thereto. The Company and the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to the transactions contemplated by this Agreement or any matters leading up to such transactions, and that any opinions or views expressed by the Initial Purchasers to the Company or the Guarantors regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Guarantors.

     20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.
     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     22. DTPA Waiver. In consideration of the Initial Purchasers’ agreement to perform the services described in this Agreement, each of the Company and the Guarantors hereby WAIVES AND RELEASES all of their respective rights and remedies under the Texas Deceptive Trade Practices—Consumer Protection Act (hereinafter referred to as the “DTPA”), Subchapter E of Chapter 17 of the Texas Business and Commerce Code, if any, including without limitation, all rights and remedies resulting from, arising out of or associated with any and all acts or practices of the Initial Purchasers in connection with the Offering and the use of proceeds therefrom and/or the other transactions contemplated hereby (collectively, the “Transactions”), whether such acts or practices occur before or after the date hereof or consummation of any of the Transactions. Each of the Company and the Guarantors understands that its rights and remedies with respect to the Transactions and with respect to all acts or transactions shall be governed by legal principles other than the DTPA; provided, however, that neither the Company nor any Guarantor waives subchapter 17.555 of the DTPA. In connection with this waiver, each of the Company and the Guarantors acknowledges, represents and warrants that it has assets of $5.0 million or more (calculated in accordance with U.S. GAAP), that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of transactions such as the Transactions, and that it is not in a significantly disparate bargaining position with the Initial Purchasers. Neither termination of this Agreement, nor consummation of the Offering or any of the transactions contemplated hereby shall affect the provisions of this Section 22, which shall remain operative and in full force and effect.
     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission or electronic mail shall constitute valid and sufficient delivery thereof.
[Signature page follows]

If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, METROPCS WIRELESS, INC.
By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

METROPCS AWS, LLC
METROPCS, INC.
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MICHIGAN, INC.
METROPCS TEXAS, LLC
METROPCS COMMUNICATIONS, INC.
METROPCS MASSACHUSETTS, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS 700 MHz, LLC

By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

Accepted and agreed to as of
the date first above written:
J.P. MORGAN SECURITIES INC.

By:	/s/ Paul Finger
Name: Paul Finger
Title: Executive Director

BANC OF AMERICA SECURITIES LLC

By:	Daniel J. Kelly
Name: Daniel J. Kelly
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	Maureen K. Sweeny
Name: Maureen K. Sweeny
Title: Vice President

Schedule I
Guarantors

Jurisdiction of
Entity	Organization
MetroPCS AWS, LLC	Delaware

MetroPCS, Inc.	Delaware

MetroPCS California, LLC	Delaware

MetroPCS Florida, LLC	Delaware

MetroPCS Georgia, LLC	Delaware

MetroPCS Michigan, Inc.	Delaware

MetroPCS Texas, LLC	Delaware

MetroPCS 700 MHz, LLC	Delaware

MetroPCS Communications, Inc.	Delaware

MetroPCS Massachusetts, LLC	Delaware

MetroPCS Nevada, LLC	Delaware

MetroPCS New York, LLC	Delaware

MetroPCS Pennsylvania, LLC	Delaware

Schedule II
Pricing Information

Schedule III
Free Writing Offering Documents
None.

Schedule IV
Restrictions on Offers and Sales Outside the United States
     In connection with offers and sales of Initial Notes outside the United States:
     (a) Each Initial Purchaser acknowledges that the Initial Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) Such Initial Purchaser has offered and sold the Initial Notes, and will offer and sell the Initial Notes, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Initial Notes and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.
     (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Initial Notes, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.
     (iii) At or prior to the confirmation of sale of any Initial Notes sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Initial Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:
“The Initial Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Initial Notes and the date of original issuance of Initial Notes, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Initial Notes, except with its affiliates or with the prior written consent of the Company.
Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.
     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Initial Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Initial Purchasers in, from or otherwise involving the United Kingdom.
     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Initial Notes, or possession or distribution of any of the Offering Memorandum or other information contained in the Disclosure Package, any Additional Issuer Information or any other offering or publicity material relating to the Initial Notes, in any country or jurisdiction where action for that purpose is required.

Exhibit A
Form of Registration Rights Agreement

Exhibit B
Subsidiaries of Parent

Jurisdiction of
Entity	Organization
MetroPCS, Inc.	Delaware

MetroPCS Wireless, Inc.	Delaware

MetroPCS AWS, LLC	Delaware

MetroPCS California, LLC	Delaware

MetroPCS Florida, LLC	Delaware

MetroPCS Georgia, LLC	Delaware

MetroPCS Michigan, Inc.	Delaware

MetroPCS Texas, LLC	Delaware

MetroPCS 700 MHz, LLC	Delaware

MetroPCS Massachusetts, LLC	Delaware

MetroPCS Nevada, LLC	Delaware

MetroPCS New York, LLC	Delaware

MetroPCS Pennsylvania, LLC	Delaware

MetroPCS Finance, Inc.	Delaware

Exhibit C

Principal Amount
Initial Purchaser	of Notes
J.P. Morgan Securities Inc.	$385,000,000

Banc of America Securities LLC	$137,500,000
HSBC Securities (USA) Inc.	$27,500,000

Total	$550,000,000

Exhibit D
Form of Opinion of Baker Botts LLP
     1. Parent and each Subsidiary (a) has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization and (b) has the corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Offering Memorandum.
     2. The Company and each of the Guarantors has the corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the other Offering Documents to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, the power and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided therein.
     3. All of the outstanding shares of capital stock or other equity securities of each Subsidiary are owned of record and beneficially, directly or indirectly, by Parent, free and clear of all Liens, other than as described in the Offering Memorandum and the Disclosure Package and other than under the Credit Agreement, and are duly authorized, validly issued, fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of formation of such entity), and have not been issued in violation of any preemptive or similar rights under (i) the applicable Subsidiary’s organizational documents or (ii) the laws of its jurisdiction of organization. To such counsel’s knowledge, there are (i) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating Parent or any Subsidiary to issue any shares of capital stock or other equity interest of any Subsidiary or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock or equity interest of any Subsidiary, and (ii) other than the Credit Agreement, no agreements with respect to the voting, sale or transfer of any shares of capital stock of any Subsidiary. To such counsel’s knowledge, there are no outstanding contractual obligations of Parent or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of any Subsidiary.
     4. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors, and (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchaser) is a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and the public policy considerations underlying such laws.
     6. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     7. The Initial Notes have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to the Purchase Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Initial Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     8. The Guarantees of the Initial Notes have been duly authorized by each of the Guarantors for issuance to the Initial Purchasers pursuant to the Purchase Agreement and, when executed and delivered in accordance with the terms of the Indenture and when the Initial Notes have been issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Guarantees of the Initial Notes will be valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     9. The Exchange Notes have been duly authorized by the Company for issuance and, when executed and issued by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     10. The Guarantees of the Exchange Notes have been duly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes have been issued by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, the Guarantees of the Exchange Notes will be valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture and the Registration Rights Agreement, and enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     11. Each of the Indenture, the Initial Notes, the Guarantees of the Initial Notes, and the Registration Rights Agreement conforms in all material respects to the descriptions thereof contained in the Offering Memorandum.
     12. The statements in the Offering Memorandum under the captions “Description of Notes,” insofar as such statements constitute summaries of certain provisions of documents referred to therein and reviewed by such counsel, fairly summarize such provisions in all material respects.
     13. The statements in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute matters of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
     14. The (a) execution, delivery and performance by the Company and each of the Guarantors of the Purchase Agreement and each of the other Offering Documents to which any of them is a party, and the performance by the Company and each of the Guarantors of their respective obligations thereunder, (b) issuance and sale of the Notes and the issuance of the Guarantees and (c) consummation by the Company of the transactions described in the Offering Memorandum under the caption “Use of Proceeds,” do not and will not (i) violate or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, any of the agreements set forth on Exhibit A hereto, which agreements were identified to us in an officer’s certificate of the Company as all of the material agreements of the Company and its Subsidiaries or (ii) violate or conflict with the certificate of incorporation, by-laws, or operating agreement of Parent or any Subsidiary, any statute, rule or regulation applicable to Parent or any Subsidiary or any of their respective properties or assets, or, to such counsel’s knowledge, any of the judgments, orders or decrees of any court or judicial, regulatory or other legal or governmental agency or body set forth on Exhibit B, which judgments, orders or decrees were identified to us in an officer’s certificate of the Company as all of the material judgments, orders or decrees applicable to the Company and its Subsidiaries. Subject to the assumptions set forth in paragraph 16, no consent, approval, authorization or qualification of or with any federal or state court or governmental or administrative agency or body is required for the issue and sale of the Initial Notes, the issue of the Exchange Notes, the issue of the respective Guarantees, the execution and delivery by the Company and the Guarantors of the Purchase Agreement and the other Offering Documents to which each is a party, the consummation by the Company and the Guarantors of the transactions contemplated thereby or the performance by the Company or any of the Guarantors of their obligations thereunder, except for (i) such as have been or shall be obtained under the Securities Act or the Trust Indenture Act, or otherwise in connection with the obligations of the Company and the Guarantors under the Registration Rights Agreement and (ii) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities (as to which such counsel need express no opinion).
     15. To such counsel’s knowledge, other than as set forth in the Offering Memorandum, there is no judicial, regulatory or other legal or governmental proceeding, action, suit, or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending to which Parent or any Subsidiary is a party or of which the business or property of Parent or any Subsidiary is the subject that would reasonably be expected to have a Material Adverse Effect.
     16. Assuming (a) compliance by the Initial Purchasers, the Company and the Guarantors with their respective covenants set forth in the Purchase Agreement, (b) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers who buy the Initial Notes in the Exempt Resales, (c) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, and (d) the representations of the Initial Purchasers, the Company and the Guarantors are true and correct, it is not necessary in connection with the offer, sale and delivery of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement, in the manner contemplated by the Purchase Agreement and described in the Offering Memorandum, or in connection with the Exempt Resales, to register the Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act.
     17. To such counsel’s knowledge, when the Initial Notes and the Guarantees thereof are issued and delivered pursuant to the Purchase Agreement and the Indenture, no Initial Notes or Guarantees thereof will be of the same class (within the meaning of Rule 144A) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.
     18. None of Parent or any Subsidiary is, and after giving effect to the sale of the Initial Notes and the application of the net proceeds thereof as described in the Offering Memorandum will not be, required to register as an “investment company” under the Investment Company Act.
     19. To such counsel’s knowledge, no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by the Purchase Agreement are subject to the registration requirements of the Securities Act, has been issued.
     In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Guarantors,

representatives of the independent public accountants for the Company and the Guarantors and the Initial Purchasers and their representatives at which the contents of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum (in each case, including the Incorporated Information) and related matters were discussed and, although such counsel has not verified such information and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum, the Disclosure Package, the Offering Memorandum, the Incorporated Information or any Free Writing Offering Document (except to the extent set forth in paragraphs 12 and 13 above), no facts have come to the attention of such counsel which lead such counsel to believe that (i) the Disclosure Package as of the Applicable Time and as of the Closing Date, (ii) the Offering Memorandum as of its date and as of the Closing Date [and (iii) any supplement or amendment to any of the documents referenced in (i) and (ii) as of the date of such amendment or supplement and as of the Closing Date]1, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, the notes thereto and the auditors’ report thereon, and the related schedules and other financial and accounting data included therein or omitted therefrom).

[1]	To be included only if applicable.

Exhibit E
Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
     1. The execution and delivery by the Company, and the performance by the Company of its obligations under and in accordance with the terms, of the Purchase Agreement do not cause the Company to violate the Communications Laws and do not require any consent or approval of, or registration or filing with, or any other action by, the FCC.
     2. Each Subsidiary of the Company holds the FCC license or licenses identified on Attachment 1 hereto as being held by such Subsidiary (the “Licenses”). The Licenses are in full force and effect. The Licenses are not subject to any conditions other than those that: (a) appear on the Licenses; or (b) are imposed by the FCC in the ordinary course upon broadband PCS or Advanced Wireless Services licenses of similar character.
     3. To our knowledge, there are no actions, suits, investigations, or other administrative proceedings pending or overtly threatened in writing by or before the FCC against the Company, its Subsidiaries, or the Licenses that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, except as set forth in the Offering Memorandum.
     4. To our knowledge, the Company and each Subsidiary of the Company have timely filed with the FCC all material applications and reports as are required under the Communications Laws where the failure to do so would reasonably be expected to have a Material Adverse Effect.
     5. The statements in the Offering Memorandum under the captions “Risks Related to Legal and Regulatory Matters,” “Business, Regulation,” “Business, Federal Regulation,” “Business, Broadband Spectrum Allocations,” “Business, Construction Obligations,” “Business, License Term,” “Business, Revocation of Licenses,” “Business, Transfer and Assignment of FCC Licenses,” “Business, Disaggregation, Partitioning and Spectrum Leasing,” “Business, Spectrum and Market Concentration Limits,” “Business, Foreign Ownership Restrictions,” “Business, Designated Entity Requirements,” “Business, General Regulatory Obligations,” “Business, State, Local and Other Regulation,” “Business, Future Regulation,” insofar as such statements constitute a summary of matters of law under the Communications Laws pertaining to the business of the Company, fairly summarize in all material respects such legal matters as of the date hereof.

Exhibit F
Form of Opinion of Patton Boggs LLP
     1. Royal Street (a) is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and (b) to our knowledge, has the limited liability company power and authority to own its properties and conduct its business as currently conducted.
     2. To our knowledge, except as set forth in and contemplated by the Credit Agreement and the Security Documents (as defined in the Amended and Restated Credit Agreement dated as of February 20, 2007, by and among MetroPCS, as borrower, and the lenders party thereto) (collectively, the “MetroPCS Loan Documents”), all of the outstanding equity securities of Royal Street that are owned of record by Borrower are owned free and clear of all liens except for the liens created in favor of Borrower pursuant to the Second Amended and Restated Credit Agreement executed on December 15, 2005 as of December 22, 2004, by and among MetroPCS and Royal Street, as amended on November 2, 2006, August 29, 2007, April 2, 2008, and June 12, 2008 (the “Royal Street Loan Documents”), and have not been issued in violation of any preemptive or similar rights under (i) Royal Street’s organizational documents or (ii) the laws of its jurisdiction of organization. To our knowledge, there are (i) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating Royal Street to issue any equity interest of Royal Street or any securities convertible into or evidencing the right to purchase or subscribe for any such equity interest of Royal Street and (ii) other than the limited liability company agreement of Royal Street, no agreements with respect to the voting, sale or transfer of any interests of Royal Street.
     3. Royal Street is not required to register as an “investment company” under the Investment Company Act of 1940. To the best of our knowledge, without independent investigation, Royal Street is not prohibited by any Federal or state statute or regulation from incurring indebtedness for borrowed money pursuant to the Royal Street Loan Documents.